Exhibit 3.33

CERTIFICATE OF FORMATION

OF

STONE ENERGY HOLDING, L.L.C.

This Certificate of Formation of Stone Energy Holding, L.L.C. (the “LLC”), dated March 8, 2013, has been duly executed and is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company under the Act.

1. Name. The name of the limited liability company is Stone Energy Holding, L.L.C.

2. Registered Office; Registered Agent. The address of the registered office of the LLC required to be maintained by Section 18-104 of the Act is:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

The name and the address of the registered agent for service of process on the LLC required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

EXECUTED, as of the date written first above.

STONE ENERGY HOLDING, L.L.C.

By:	STONE ENERGY CORPORATION
Its Sole Member

	By:	/s/ Andrew L. Gates III
Andrew L. Gates, III
Senior Vice President, General
Counsel and Secretary